Exhibit 10.9

Amendment to Employment Agreement

THIS AMENDMENT (“Amendment”), dated as of July 1, 2009, to the Employment Agreement, dated as of July 1, 2008 (the “Agreement”), between The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), and Marc Cedric Yann Prouve, a resident of [OMITTED] (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive and the Company are parties to the Agreement;

WHEREAS, the Company and the Executive wish to amend the Agreement to maintain the aggregate target bonus payout under the Executive Annual Incentive Plan for fiscal 2010 at the rate for fiscal 2009 and the aggregate target bonus payout for fiscal 2011 at the rate provided in fiscal 2010 as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.                                       Incentive Bonus Compensation.  The Compensation Committee has established for the Executive the target bonus payout for the aggregate opportunities that may be awarded to the Executive (i.e., the target bonus that may be awarded in respect of a fiscal year of the Company) under the Bonus Plan equal to $1,500,000 for the Contract Year ending June 30, 2010 (i.e., the Second Contract Year), and $1,750,000 for the Contract Year ending June 30, 2011 (i.e., the Third Contract Year), subject to the terms and conditions of the Bonus Plan, which are incorporated herein by reference.

2.                                       Miscellaneous.

a.                                       Except as provided above, all other terms and conditions of the Agreement shall remain the same.

b.                                      Capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement, except to the extent the term is modified herein.

c.                                       This Amendment shall be subject to, and governed by, the laws of the State of New York applicable to contracts made and to be performed therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/Amy DiGeso
	Name:	Amy DiGeso
	Title:	Executive Vice President – Global Human Resources

/s/Marc Cedric Yann Prouve
Marc Cedric Yann Prouve